EXHIBIT 99

JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Schedule 13D (including amendments thereto) with respect to the common stock of Jennifer Convertibles Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 16h day of March 2005.

/s/ Harley J. Greenfield

Harley J. Greenfield

/s/ Edward B. Seidner

Edward B. Seidner

Estate of Fred J. Love

By:/s/ Jonathan Warner

Name:  Jonathan Warner

Title: Trustee

/s/ Jonathan Warner

Jonathan Warner

Jara Enterprises, Inc.

By: /s/ Jane Love

Name:  Jane Love

Title:  Interim President

Convertible Enterprises, Inc.

By: /s/ Jane Love

Name:  Jane Love

Title:  Interim President

Bright Star Enterprises, Inc.

By: /s/ Jane Love

Name:  Jane Love

Title:  Interim President

Jennifer Advertising, Inc.

By: /s/ Jane Love

Name:  Jane Love

Title:  Interim President